Securities and Exchange Commission

                             Washington, D.C. 20549

                   -----------------------------------------

                                  Form 8-K

                               Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                              November 19, 1997
                Date of Report (Date of earliest event reported)

                              SGI International
             (Exact name of registrant as specified in its charter)


Utah                                     2-93124                33-0119035
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State or other jurisdiction of          commission             IRS Employer
incorporation or organization           file number          Identification No.


           1200 Prospect Street, Suite 325, La Jolla, California 92037
               (Address of principal executive offices - zip code)

                                   619/551-1090
                Registrants telephone number including area code


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Item 4.  Changes in Registrant's Certifying Accountant

a. Effective November 19, 1997, SGI International ("SGI") dismissed its prior certifying accountant, Ernst & Young LLP ("E&Y"). E&Y's reports on SGI's financial statements during the last two most recent fiscal years contained an explanatory paragraph pertaining to the Company's ability to continue as a going concern, and contained no adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles.

During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between SGI and E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

None of the "reportable events" described in Item 304 (a) (1) (v) of Regulation S-K occurred with respect to SGI during the last two fiscal years and the subsequent interim period to the date hereto.

b. The decision to change accountants was approved by SGI's Board of Directors. Effective November 24, 1997, SGI engaged J. H. Cohn L.L.P. as its certifying accountants. During the last two fiscal years and the subsequent interim period to the date hereof, SGI did not consult with J. H. Cohn L.L.P. or another accountant regarding any of the matters or events set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 7.  Exhibits

16.1  Letter from Ernst & Young LLP regarding change in certifying accountant.

SGI International

           /s/
By ________________________
    Joseph A. Savoca
    Chairman/CEO

Exhibit 16.1



November 25, 1997


Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen,

We have read Item 4 of Form 8-K dated November 19, 1997 by SGI International and are in agreement with the statements contained in the first two paragraphs. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP